Exhibit 10.63

IDAHO POWER COMPANY

EMPLOYEE SAVINGS PLAN

Amended and Restated as of January 1, 2010 (revised)

1

Table of Contents

                                                   Page

1.	DEFINITIONS			2
	1.1	Administrator		2
	1.2	Account		2
	1.3	After-Tax Contribution		2
	1.4	Alternate Payee		2
	1.5	Beneficiary		2
	1.6	Board of Directors		2
	1.7	Code		2
	1.8	Company		3
	1.9	Company Stock		3
	1.10	Compensation		3
		1.10.1	Limitation on Compensation	3
	1.11	Controlled Group		3
	1.12	Controlled Group Member		4
	1.13	Deferral Contribution		4
	1.14	Direct Rollover		4
	1.15	Disability		4
	1.16	Distributee		4
	1.17	Eligible Retirement Plan		4
	1.18	Eligible Rollover Distribution		4
	1.19	Employee		5
	1.20	Employee Contributions		5
	1.21	Employer		5
	1.22	ERISA		5
	1.23	Investment Funds		5
	1.24	Long Term Disability Participant		5
	1.25	Matching Contribution		6
	1.26	Named Fiduciary		6
	1.27	Participant		6
	1.28	Plan		6
	1.29	Plan Year		6
	1.30	QDRO		6
	1.31	Qualified Matching Contribution		6
	1.32	Qualified Non-Elective Contribution		6
	1.33	Qualified Plan		6
	1.34	Rollover Contribution		7
	1.35	Self-Directed Brokerage Fund		7
	1.36	Spouse		7
	1.37	Trust Agreement		7
	1.38	Trust Fund		7
	1.39	Trustee		7
	1.40	Valuation Date		7
2.	PARTICIPATION			8
	2.1	Eligibility to Participate		8
		2.1.1	General	8
		2.1.2	Matching Contributions	8
	2.2	Commencement of Participation		8
	2.3	Exclusions from Participation		8
		2.3.1	Ineligible Employees	8
		2.3.2	Participation after Exclusion	9
3.	CONTRIBUTIONS			10
	3.1	Deferral Contributions		10
		3.1.1	Amount of Deferral Contributions	10
		3.1.2	Payments to Trustee	10
		3.1.3	Changes in/Suspension of Contributions	10
		3.1.4	Resumption of Contributions	10
		3.1.5	Establishment of Procedures by Administrator	10
	3.2	Excess Deferrals		11
		3.2.1	Limit on Deferral Contributions	11
		3.2.2	Distribution of Excess Deferrals	11
		3.2.3	Preventing Excess Deferrals	11
		3.2.4	Matching Contributions Attributable to Excess Deferrals	12
	3.3	After-Tax and Roth Contributions		12
	3.4	Matching Contributions		12
		3.4.1	Amount of Matching Contributions	12
		3.4.2	Time of Matching Contributions	12
	3.5	Rollover Contributions		13
	3.6	Actual Deferral Percentage Limitation on Deferral Contributions		13
	3.7	Actual Contribution Percentage Limitation on Matching, After-Tax and Roth Deferral Contributions		13
	3.8	Military Service		13
4.	ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS			14
	4.1	Establishment of Accounts		14
	4.2	Allocation of Contributions		14
		4.2.1	Deferral Contributions	14
		4.2.2	After-Tax Contributions	14
		4.2.3	Roth Deferral Contributions	14
		4.2.4	Matching Contributions	14
		4.2.5	Rollover Contributions	14
		4.2.6	Qualified Non-Elective Contributions and Qualified Matching Contributions	14
	4.3	Limitation on Allocations		15
	4.4	Allocation of Trust Fund Income and Loss		15
		4.4.1	Accounting Records	15
		4.4.2	Method of Allocation	15
		4.4.3	Determination of Earnings and Losses On Forfeitures & Returned Contributions	16
5.	INVESTMENT OF CONTRIBUTIONS			17
	5.1	Investment Funds		17
		5.1.1	Company Stock Funds	17
		5.1.2	Cash Dividends Paid on Company Stock	17
		5.1.3	Self-Directed Brokerage Fund	18
	5.2	Investment Options		19
	5.3	Change of Investment Option		19
	5.4	Directions to Trustee		19
	5.5	Valuation of Trust Fund		19
	5.6	No Guarantee		20
	5.7	Securities Laws Limitations		20
6.	VESTING			21
	6.1	Fully Vested Interests		21
	6.2	Forfeitures		21
7.	DISTRIBUTIONS			22
	7.1	Distribution Events		22
		7.1.1	Distribution Notice	22
		7.1.2	Qualified Reservist Distribution	22
	7.2	Form of Distributions (and Small Account Cash Out)		22
		7.2.1	Right to Receive Company Stock	23
	7.3	Distributions upon Termination of Employment		23
	7.4	Distributions upon Death		23
		7.4.1	If the Beneficiary is not the Participant’s Surviving Spouse and not a Designated Beneficiary	23
		7.4.2	If the Beneficiary is the Participant’s Surviving Spouse	23
		7.4.3	If the Beneficiary is the Designated Beneficiary and not the Participant’s Surviving Spouse	23
	7.5	Timing of Distributions		24
		7.5.1	Timing of Distributions upon Disability or Termination	24
		7.5.2	Timing of Distributions to Beneficiaries	24
	7.6	Reemployment of Participant		24
	7.7	Valuation of Accounts		25
	7.8	Hardship Distributions		25
		7.8.1	Availability of Hardship Distributions	25
		7.8.2	Immediate and Heavy Financial Need	25
		7.8.3	Distributions Deemed Necessary	26
		7.8.4	Method of Requesting/Form of Distribution	26
		7.8.5	Amount and Timing of Distribution	26
	7.9	Distributions After Age 59-1/2		27
	7.10	Distributions From After-Tax Contribution Account		27
	7.11	Direct Rollovers		27
		7.11.1	Rollovers Permitted	27
		7.11.2	Direct Rollover of Non-Spousal Distribution	27
		7.11.3	Amount of Rollover	28
		7.11.4	Waiver of Notice Period	28
	7.12	Restrictions on Distributions		28
	7.13	Unclaimed Distribution		28
	7.14	Partial Withdrawals		28
	7.15	Installment Distributions		29
	7.16	HEART Act		29
		7.16.1	Death Benefits	29
		7.16.2	Differential Wage Payments	29
		7.16.3	Severance From Employment	29
8.	SPECIAL RULES REGARDING ACQUISITIONS, DISPOSITIONS & TRANSFERS			30
	8.1	Service Crediting		30
	8.2	Transfer From Another Qualified Plan in Controlled Group		30
9.	ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT			31
	9.1	Administrator		31
	9.2	Employees of the Administrator		31
	9.3	Expenses and Compensation		31
	9.4	General Powers and Duties of the Administrator		31
	9.5	Specific Powers and Duties of the Administrator		31
	9.6	Allocation of Fiduciary Responsibility		32
	9.7	Notices, Statements and Reports		32
	9.8	Claims Procedure		32
		9.8.1	Filing Claim for Benefits	32
		9.8.2	Notification by the Administrator	33
		9.8.3	Review Procedure	33
		9.8.4	Claims Must Be Timely	34
	9.9	Service of Process		34
	9.10	Corrections		34
	9.11	Payment to Minors or Persons Under Legal Disability		34
	9.12	Uniform Application of Rules and Policies		34
	9.13	Funding Policy		34
	9.14	The Trust Fund		35
10.	LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS			36
	10.1	Priority over Other Contribution and Allocation Provisions		36
	10.2	Definitions Used in this Article		36
		10.2.1	Annual Addition.	36
		10.2.2	Compensation	36
		10.2.3	Defined Benefit Plan	36
		10.2.4	Defined Contribution Plan	37
		10.2.5	Eligible Employee and Eligible Highly Compensated Employee	37
		10.2.6	Highly Compensated Employee	37
		10.2.7	Includable Compensation	37
		10.2.8	Limitation Year	37
		10.2.9	Maximum Annual Addition	37
	10.3	Excess Allocations		37
		10.3.1	Correcting an Excess Annual Addition	37
		10.3.2	Correcting a Multiple Plan Excess	38
	10.4	Excess Deferral Contributions Under Code section 401(k)		38
		10.4.1	Actual Deferral Percentage Test - Prior Year Testing Method	38
		10.4.2	Aggregation and Disaggregation of Plans	38
		10.4.3	Definition of Actual Deferral Percentage	39
		10.4.4	Suspension of Deferral Contributions	39
		10.4.5	Distribution of Excess Contributions	39
		10.4.6	Qualified Non-Elective Contributions	40
	10.5	Excess Matching Contributions Under Code Section 401(m)		40
		10.5.1	Actual Contribution Percentage Test - Prior Year Testing Method	40
		10.5.2	Aggregation and Disaggregation of Plans	41
		10.5.3	Definition of Actual Contribution Percentage	41
		10.5.4	Treatment of Excess Aggregate Contributions	41
		10.5.5	Order of Determinations	42
		10.5.6	Qualified Matching Contribution	42
	10.6	Gap Period Income on Distributed Excess Contributions and Excess Aggregate Contributions		42
	10.7	Plan Termination Distribution Availability		43
11.	PLAN LOANS			44
	11.1	Authorization		44
	11.2	Conditions and Limitations		44
		11.2.1	Eligibility	44
		11.2.2	Maximum Principal Amount	44
		11.2.3	Minimum Principal Amount	44
		11.2.4	Duration	45
		11.2.5	Repayment Method	45
		11.2.6	Timing of Repayment	45
		11.2.7	Plan Accounting	45
		11.2.8	Interest Rate	45
		11.2.9	Security	46
	11.3	Loan Default		46
	11.4	Termination of Employment		46
	11.5	Procedure for Applying for and Accepting Loans		46
	11.6	Approval or Denial		47
	11.7	Repayment in Full		47
	11.8	Tax Reporting		47
	11.9	Truth in Lending		47
12.	RESTRICTIONS ON DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES			48
	12.1	Priority over Other Distribution Provisions		48
	12.2	Restrictions on Distributions Prior to Severance from Employment		48
	12.3	Restrictions on Commencement of Distributions		48
	12.4	Restrictions on Delay of Distributions		48
		12.4.1	Limitation to Assure Benefits Payable to Beneficiaries are Incidental	49
		12.4.2	Restrictions Upon Death	49
		12.4.3	Compliance with Regulations	50
		12.4.4	Delayed Payments	50
		12.4.5	5% Owners	50
	12.5	Restrictions in Connection with QDRO		50
13.	TOP HEAVY PROVISIONS			51
	13.1	Priority over Other Plan Provisions		51
	13.2	Definitions Used in this Article		51
		13.2.1	“Defined Benefit Dollar Limitation”	51
		13.2.2	“Defined Benefit Plan”	51
		13.2.3	“Defined Contribution Dollar Limitation”	51
		13.2.4	“Defined Contribution Plan”	51
		13.2.5	“Determination Date”	51
		13.2.6	“Determination Period”	51
		13.2.7	“Includable Compensation”	52
		13.2.8	“Key Employee”	52
		13.2.9	“Minimum Allocation”	52
		13.2.10	“Permissive Aggregation Group”	52
		13.2.11	“Present Value”	52
		13.2.12	“Required Aggregation Group”	52
		13.2.13	“Top-Heavy Plan”	52
		13.2.14	“Top-Heavy Ratio”	53
		13.2.15	“Top-Heavy Valuation Date”	53
	13.3	Minimum Allocation		54
		13.3.1	Calculation of Minimum Allocation	54
		13.3.2	Limitation on Minimum Allocation	54
		13.3.3	Minimum Allocation When Participant is Covered by Another Qualified Plan	54
	13.4	Modification of Aggregate Benefit Limit		55
		13.4.1	Modification	55
		13.4.2	Exception	55
14.	PARTICIPATING EMPLOYERS			56
	14.1	Adoption Procedure		56
	14.2	Single Plan Status; Maintenance of Assets and Records		56
	14.3	Designation of Agent		56
	14.4	Employee Transfers		56
	14.5	Discontinuance of Participation		56
	14.6	Administrator’s Authority		57
15.	AMENDMENT OF THE PLAN			58
	15.1	Right of Company to Amend Plan		58
	15.2	Amendment Procedure		58
	15.3	Effect on Employers		58
16.	TERMINATION, PARTIAL TERMINATION AND COMPLETE DISCONTINUANCE OF CONTRIBUTIONS			59
	16.1	Continuance of Plan		59
	16.2	Disposition of the Trust Fund		59
	16.3	Withdrawal by a Participating Employer		59
	16.4	Procedure for Termination		59
17.	MISCELLANEOUS			60
	17.1	Reversion Prohibited		60
		17.1.1	General Rule	60
		17.1.2	Disallowed Deductions	60
		17.1.3	Mistaken Contributions	60
	17.2	Merger, Consolidation or Transfer of Assets		60
	17.3	Spendthrift Clause		60
	17.4	Rights of Participants		61
	17.5	Headings		61
	17.6	Governing Law		61

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IDAHO POWER COMPANY

EMPLOYEE SAVINGS PLAN

Amended and Restated as of January 1, 2010

Introduction

The Company originally adopted the Idaho Power Company Employee Savings Plan (the “Plan”) on July 1, 1974, and the Plan has been amended and restated from time to time thereafter.  Effective October 9, 1994, the Idaho Power Company Employee Stock Ownership Plan was merged with and into the Plan.  This is an amendment and restatement of the Plan as previously amended and restated generally effective January 1, 2001, as amended by the First, Second and Third Amendments. This restatement generally will be effective January 1, 2010, except to the extent that certain provisions either are not required by law to be effective until a later date, or are required by law to be effective at an earlier date, and except as otherwise specifically indicated.

In connection with this amendment and restatement, the Company intends to preserve all Code section 411(d)(6) protected benefits within the meaning of Treasury Regulation § 1.411(d)-4 and this document should be interpreted accordingly.  The Plan is intended to qualify under Code Sections 401(a) and 401(k), and the Trust Agreement established pursuant to the Plan is an employees’ trust intended to constitute a tax exempt organization under Code section 501(a).

Prior to January 1, 1998, the Plan was designed to qualify as a profit sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code.  Effective January 1, 1998, the Plan was converted to a stock bonus plan under Code section 401(a) and an employee stock ownership plan within the meaning of Code section 4975(e)(7) (“ESOP”) that is designed to invest primarily in Company Stock.  Effective January 1, 2001, only the Company Stock Fund portion of the Plan will constitute an ESOP, and the remainder of the Plan will be a non-ESOP stock bonus plan.  See Article 5 for more information regarding the Non-ESOP Company Stock Fund and the ESOP Company Stock Fund.  It is intended that the Plan will at all times meet the stock distribution requirement of Code section 409(h)(1)(A) by permitting Participants to direct the investment of their Accounts into Company Stock prior to distribution.  It is further intended that the Plan will at all times meet the ESOP diversification requirements of Code section 401(a)(28)(B) by permitting Participants to direct the investment of their entire Account into investments other than Company Stock, thereby providing complete diversification at all times.

1.            DEFINITIONS

1.1         Administrator.

“Administrator” means the Company, or the Committee, if one is appointed pursuant to Section 9.1.

1.2         Account.

“Account” means the records, including subaccounts, maintained by the Administrator in the manner provided in Article 4 to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the Participant’s Deferral Contribution Account, After-Tax-Account, Roth Deferral Account, Matching Contribution Account, and Rollover Account, as applicable.

1.3         After-Tax Contribution.

“After-Tax Contribution” means a contribution described in Section 3.3.

1.4         Alternate Payee

“Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all or a portion of the Account of a Participant under the Plan.

1.5         Beneficiary.

“Beneficiary” means any person or persons designated in writing by the Participant (which designation may be changed from time to time) to receive benefits under the Plan payable upon the death of a Participant.  If the Participant is married, designation of a Beneficiary who is not the Participant’s Spouse shall require spousal consent which is notarized.  If no such designation is in effect at the time of death of the Participant, or if no person so designated shall survive the Participant, the Beneficiary shall be his or her Spouse, or if the deceased Participant has no surviving Spouse, the Participant’s estate.

1.6         Board of Directors.

“Board of Directors” or “Board” means the Board of Directors of the Company.

1.7         Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and, as appropriate, any predecessor provisions.

1.8         Company.

“Company” means Idaho Power Company, an Idaho corporation, and any successor thereto.

1.9         Company Stock.

“Company Stock” means shares of common stock, par value $2.50 per share, of IDACORP, Inc., which stock is publicly traded.

1.10      Compensation.

“Compensation” with respect to any Participant means the Base Pay of a Participant, plus amounts under any Company approved annual incentive plan of the Employer, paid during the Plan Year for services rendered to his or her Employer.  A Participant’s Compensation shall include Deferral Contributions under this Plan and any deductions under Code section 125 or 129 and shall include amounts that are not includable in an employee’s gross income by reason of Code section 132(f).

“Base Pay” means for regular full-time employees, the salary established by the wage schedule for each position plus any partial disability payments, less any reductions for time not worked.  For other employees, base pay means hours worked times hourly rate.  Payment for compensated time off is included in base pay.  Overtime, including restoration overtime, are not included in Base Pay.

Compensation will exclude amounts (including but not limited to severance or separation pay or annual incentive compensation) paid after the Participant terminates employment with the Controlled Group, or otherwise ceases to be eligible to participate in the Plan; provided, however, that payments made in the first month after termination relating to pre-termination wages or payoff of unused vacation and/or sick leave will constitute Compensation.

1.10.1      Limitation on Compensation.

For purposes of determining benefits under the Plan, Compensation is limited to $245,000, as indexed for the cost of living pursuant to Code Sections 401(a)(17) and 415(d), per Plan Year.

1.11      Controlled Group.

“Controlled Group” means the Company and any and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by Code section 414 (b), (c), (m) or (o) to be treated as if they were employed by a single employer.

1.12      Controlled Group Member.

“Controlled Group Member” means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during the period when it is or was such a member.

1.13      Deferral Contribution.

“Deferral Contribution” means a contribution described in Section 3.1.

1.14      Direct Rollover.

“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by a Distributee.

1.15      Disability.

“Disability” (or “Disabled”) means a physical or mental condition of a Participant that constitutes total and permanent disability for purposes of the Company’s Long Term Disability Plan.

1.16      Distributee.

“Distributee” means an Employee; a former Employee; an Employee’s or former Employee’s surviving Spouse; a non-spouse designated beneficiary; or an Employee’s or former Employee’s Spouse or former spouse who is an Alternate Payee under a QDRO.

1.17      Eligible Retirement Plan.

“Eligible Retirement Plan” means an individual retirement account described in Code sections 408(a) or 408(b), a Roth IRA described in Code section 408A(b) (effective January 1, 2008), an annuity plan described in Code sections 403(a) or 403(b), a qualified trust described in Code section 401(a) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such a plan from this Plan.  This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a QDRO, or, effective January 1, 2010, to a non spouse beneficiary.

1.18      Eligible Rollover Distribution.

“Eligible Rollover Distribution” means any distribution of all or any portion of the Account balance to the credit of the Distributee other than the following:  (i) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the Distributee and the Distributee’s Beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Notwithstanding the foregoing, effective January 1, 2007, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions or Roth Deferrals which are not includable in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

1.19      Employee.

“Employee” means any person who is (i) employed by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee.

1.20      Employee Contributions.

“Employee Contributions” means Deferral Contributions, After-Tax Contributions, and Roth Deferrals.

1.21      Employer.

“Employer” or “Participating Employer” means the Company and any Controlled Group Member or organizational unit thereof which meets the requirements of Section 14.1 of the Plan.  The Company will maintain a list of currently participating Employers, along with the effective dates of their participation.  The Company may choose to satisfy the obligation of any Employer hereunder.

1.22      ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23      Investment Funds.

“Investment Funds” means the Funds described in Article 5.

1.24      Long Term Disability Participant.

“Long Term Disability Participant” means a Participant who qualifies for, and receives benefits from, the Employer’s Long Term Disability Plan.

1.25      Matching Contribution.

“Matching Contribution” means a contribution described in Section 3.4.

1.26      Named Fiduciary.

“Named Fiduciary” means the Fiduciary Committee, which is appointed by the Chairman of the Board of Directors and Chief Executive Officer.

1.27      Participant.

“Participant” means an Employee or former Employee who has met the applicable eligibility requirements of Article 2 and who has not yet received a distribution of the entire amount of his or her interest in the Plan.

1.28      Plan.

“Plan” means the IDAHO POWER COMPANY EMPLOYEE SAVINGS PLAN, the terms of which are set forth herein, as amended from time to time.

1.29      Plan Year.

“Plan Year” means the period with respect to which the records of the Plan are maintained, which shall be the 12-month period beginning on January 1 and ending on December 31.

1.30      QDRO.

“QDRO” means a qualified domestic relations order within the meaning of Code section 414(p).

1.31      Qualified Matching Contribution.

“Qualified Matching Contribution” means a contribution by an Employer to the Plan pursuant to Section 10.7 which is used to satisfy the Contribution Percentage test set forth in that Section.

1.32      Qualified Non-Elective Contribution

“Qualified Non-Elective Contribution” means a contribution by an Employer to the Plan that is made pursuant to Section 10.6.  Such contributions shall be considered Deferral Contributions for all purposes of the Plan and shall be used to satisfy the “Actual Deferral Percentage” test as set forth in Section 10.6.

1.33      Qualified Plan.

“Qualified Plan” means an employee benefit plan that is qualified under Code sections 401(a) or 403(a).

1.34      Rollover Contribution.

“Rollover Contribution” means a contribution described in Section 3.5.

1.35      Self-Directed Brokerage Fund

“Self-Directed Brokerage Fund” means an Investment Fund that consists solely of all or part of the assets of a single Participant’s Account, which assets the Participant controls by investment directives to the Trustee and which may not be commingled with assets of any other Participant’s Accounts.

1.36      Spouse.

“Spouse” means the person to whom a Participant is legally married at a specified time; “surviving Spouse” means the person to whom a Participant is legally married at the time of his or her death.  The term “Spouse” shall be interpreted in a manner consistent with section 105(b) of the Code.

1.37      Trust Agreement.

“Trust Agreement” means the agreement or agreements between the Company and the Trustee establishing a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time, including any successor trust that may be established with a successor trustee.

1.38      Trust Fund.

“Trust Fund” or “Trust” means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

1.39      Trustee.

“Trustee” means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee(s), and any duly appointed successor.

1.40      Valuation Date.

“Valuation Date” means the date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof.  The regular Valuation Date shall mean every business day of the Trustee, if a financial institution; otherwise, every business day on which the New York Stock Exchange is open.

2.            PARTICIPATION

2.1         Eligibility to Participate.

2.1.1         General

Each Employee, other than an ineligible Employee under Section 2.3, will be eligible to become a Participant once he or she has attained age 18, if then employed by an Employer.

2.1.2         Matching Contributions.

Matching Contributions will be due for all Employee Contributions as provided in Section 3.4.

2.2         Commencement of Participation.

An Employee eligible to participate in the Plan may enroll as a Participant on his or her hire date or as of any subsequent pay period.

2.3         Exclusions from Participation.

2.3.1         Ineligible Employees.

An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if such Employee:

(i)            is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan;

(ii)          is a leased employee required to be treated as an Employee under Code section 414(n);

(iii)         is employed by a Controlled Group Member or an organizational unit thereof that is not an Employer; or

(iv)         is a person performing services for the Employer who is not contemporaneously treated as a common law employee on the Employer's payroll records and personnel records, including, but not limited to, any person (A) whom the Employer treats as an independent contractor, (B) who is paid through a third party business entity's payroll, or (C) who is hired through an agreement with an employee staffing agency, regardless of whether the relationship between the Employer and the person subsequently is determined to be an employer/common law employee relationship because of (1) reclassification by a governmental agency (whether retroactively or prospectively), (2) decision by a court, mediation, arbitration, or similar proceeding, or (3) mutual agreement between the Employer and the person.

2.3.2         Participation after Exclusion.

An Employee or Participant who is or becomes ineligible to participate in the Plan will be eligible to participate in the Plan on the first day he or she is no longer described in subsection 2.3.1 and is credited with one or more hours of service by an Employer, provided that he or she has otherwise met the requirements of Section 2.1.  Such an Employee or Participant may commence or resume participation in the Plan as soon as administratively feasible, after completing the enrollment procedure established by the Administrator.

3.            CONTRIBUTIONS

3.1         Deferral Contributions.

3.1.1         Amount of Deferral Contributions.

Upon enrollment, a Participant may direct that his or her Employer make Deferral Contributions to the Trust Fund of from 1% to 100% of his or her Compensation (in 1% increments) for each pay period.  If a Participant’s Deferral Contributions must be reduced to comply with the requirements of Section 10.6 or the requirements of applicable law, the Deferral Contributions as so reduced will be the maximum percentage of his or her Compensation permitted by such Section or law notwithstanding the 1% increments requirement.  A Participant’s Deferral Contributions, After-Tax Contributions and Roth Deferrals are limited to 100% of a Participant’s Compensation for a Plan Year.

3.1.2         Payments to Trustee.

Deferral Contributions made for a Participant during a pay period pursuant to a salary reduction agreement will be transmitted to the Trustee as soon as practicable, but in no event later than the period prescribed by law.

3.1.3         Changes in/Suspension of Contributions.

The percentage or percentages designated by a Participant shall continue in effect, notwithstanding any changes in the Participant’s Compensation.  A Participant may, however, in accordance with the percentages permitted by subsection 3.1.1, change the percentage of his or her Deferral Contributions, effective as of any pay period (with respect to all pay periods ending on or after such period), by filing a notice with the Administrator prior to such pay period in accordance with procedures established by the Administrator from time to time.  A Participant may suspend Deferral Contributions at any time, to be effective as soon as administratively feasible thereafter.

3.1.4         Resumption of Contributions.

A Participant who suspends Deferral Contributions may, upon prior notice to the Administrator, resume making such Deferral Contributions as of any pay period.

3.1.5         Establishment of Procedures by Administrator.

The Administrator may establish procedures for electing and changing deferrals which may, without limitation, provide for different notice periods, different methods (including telephonic or electronic, as permitted by applicable law) of making deferral elections and changes and more or less frequent times at which deferral elections or changes may become effective.

3.2         Excess Deferrals.

3.2.1         Limit on Deferral Contributions.

(a)       A Participant’s Deferral Contributions for any taxable year of such Participant shall not exceed the dollar limitation contained in Code section 402(g) in effect for such taxable year except to the extent permitted under Section 3.2.1(b) and Code section 414(v).  For purposes of this Section and except as otherwise provided in this Section, a Participant’s Deferral Contributions shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includable in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includable in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), and (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement within the meaning of Code section 312(a)(5)(D).

(b)       A Participant who is eligible to make Deferral Contributions under the Plan and who will attain age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v).  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) or 415.  The Plan shall not be treated as failing to satisfy the provision of the Plan implementing the requirements of Code sections 401(k)(3), 410(b) or 416 by reason of making such catch-up contributions

3.2.2         Distribution of Excess Deferrals.

If a Participant’s Deferral Contributions exceed the amount described in subsection 3.2.1 (hereinafter called the “excess deferrals”) during a taxable year of the Participant, such excess deferrals (adjusted for Trust Fund earnings and losses in the manner described in subsection 4.4.3) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if, by March 1 following the close of such taxable year, the Participant notifies the Administrator of any excess deferral amount allocated to the Participant’s Deferral Contribution under this Plan.

3.2.3         Preventing Excess Deferrals.

To ensure that excess deferrals will not be made to the Plan for any taxable year for any Participant, the Administrator will monitor (or cause to be monitored) the amount of Deferral Contributions being made to the Plan for each Participant during each taxable year and may take action to prevent Deferral Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount under this Section.  This action is in addition to, and not in lieu of, any other actions that may be taken hereunder or that may be permitted by applicable law or regulation in order to ensure that the limitations described in this Section are met.

3.2.4         Matching Contributions Attributable to Excess Deferrals.

If a Participant receives a distribution of excess deferrals pursuant to subsection 3.2.2, Matching Contributions, if any, made with respect to such  distributed Deferral Contributions (adjusted for Trust Fund earnings and losses as set forth in subsection 4.4.3) shall be forfeited and credited against the Employer’s obligation to make Matching Contributions under Section 3.4.

3.3         After-Tax and Roth Contributions.

Upon enrollment, a Participant will be entitled to contribute to the Trust Fund an amount between 1% and 100% of his or her Compensation (in 1% increments) for each pay period as an After-Tax or Roth Contribution which is non-deductible.  Deferral Contributions, After-Tax and Roth Contributions are limited to 100% of a Participant’s Compensation.

The percentage of Compensation designated by the Participant as his or her After-Tax or Roth Contribution rate will continue in effect (unless restricted hereunder) until he or she elects to change such percentage.  A Participant may elect to begin After-Tax or Roth Contributions or change After-Tax or Roth Contribution rate effective as of any payroll period.  Such change shall be effected in accordance with procedures established by the Administrator.  A Participant may suspend his or her After-Tax or Roth Contributions to the Plan at any time.  The suspension will be effective as soon as administratively feasible.  A Participant who suspends After-Tax or Roth Contributions can once again make After-Tax or Roth Contributions as of any payroll period.

3.4         Matching Contributions.

3.4.1         Amount of Matching Contributions.

Each Employer will contribute to the Trust on account of each Plan Year a Matching Contribution equal to 100% of each Participant’s Employee Contributions for a pay period, in an amount up to the first 2% of the Participant’s Compensation with respect to such pay period.  For the Employee Contributions equal to the next 4% of the Participant’s Compensation for a pay period (i.e., above 2% to 6%), the Employer will make a Matching Contribution of 50%.

3.4.2         Time of Matching Contributions.

Each Employer will make its Matching Contributions to the Trust in one or more installments not later than the due date (including extensions) for the filing of the Employer’s income tax return for the year for which the contributions are made.

3.5         Rollover Contributions.

Rollover Contributions shall be permitted, subject to the provisions of this Section.  The Administrator may direct the Trustee to accept, in accordance with procedures approved by the Administrator, all or part of an Eligible Rollover Distribution for the benefit of a Participant from (i) the Participant, (ii) another Qualified Plan, including, in a trustee-to-trustee transfer, After-Tax Contributions or Roth Deferrals to that plan, (iii) an annuity contract described in Code section 403(b), (iv) an individual retirement account (except a Roth IRA) or annuity as defined in Code sections 408(a) or 408(b) that is eligible to be rolled over and otherwise would be includible in gross income, or (v) an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

3.6         Actual Deferral Percentage Limitation on Deferral Contributions.

Deferral Contributions will be subject to the average percentage test set forth in Section 10.6.

3.7         Actual Contribution Percentage Limitation on Matching, After-Tax and Roth Deferral Contributions.

After-Tax Contributions, Roth Deferrals and Matching Contributions will be subject to the average contribution percentage test set forth in Section 10.7.

3.8         Military Service.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

4.            ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

4.1         Establishment of Accounts.

The Administrator will establish a Deferral Contribution Account, After-Tax Contribution Account, Roth Deferral Account, Matching Contribution Account, and, if applicable, a Rollover Account, for each Participant and may establish one or more subaccounts of a Participant’s Accounts, if the Administrator determines that subaccounts are necessary or desirable in administering the Plan.

4.2         Allocation of Contributions.

4.2.1         Deferral Contributions.

Deferral Contributions made by an Employer on behalf of a Participant will be allocated to the Participant’s Deferral Contribution Account.

4.2.2         After-Tax Contributions

After-Tax Contributions made by a Participant will be allocated to the Participant’s After-Tax Contribution Account.

4.2.3         Roth Deferral Contributions.

Roth Deferral Contributions made by a Participant will be allocated to the Participant’s Roth Deferral Contribution Account.

4.2.4         Matching Contributions.

Matching Contributions made by an Employer on behalf of a Participant will be allocated to the Participant’s Matching Contribution Account.

4.2.5         Rollover Contributions.

Each Rollover Contribution made by a Participant shall be allocated to his or her Rollover Account.

4.2.6         Qualified Non-Elective Contributions and Qualified Matching Contributions.

Qualified Non-Elective Contributions and Qualified Matching Contributions will be allocated to the Deferral Contribution Accounts of the Participants designated as the group of Participants to whom the contribution is to be allocated based on the ratio that each designated Participant’s Compensation for the Plan Year bears to the Compensation of all designated Participants for the Plan Year; provided, however, that subaccounts will be maintained for the purpose of excluding Qualified Matching Contributions from the"Actual Deferral Percentage" test pursuant to Section 10.6 below and for the purpose of excluding Qualified Matching Contributions and Qualified

Non-Elective Contributions from the amount available for hardship withdrawals under Section 7.8 below.

4.3         Limitation on Allocations.

Article 10 sets forth certain rules under Code Sections 401(k), 401(m) and 415 that limit the amount of Employee Contributions and Employer contributions that may be allocated to a Participant’s Accounts for a Plan Year.

4.4         Allocation of Trust Fund Income and Loss.

4.4.1         Accounting Records.

The Administrator, through its accounting records, will segregate each Account and subaccount and will maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each Account or subaccount.  Income or loss of the Trust Fund will include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund.

4.4.2         Method of Allocation.

(a)          With respect to Investment Funds which have a readily determinable fair market value as of the end of each business day during the calendar year, the share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the Trust Fund attributable to each Account determined by the Administrator as of each Valuation Date, based upon the ratio that each Account balance as of the previous Valuation Date bears to all Account balances after adjustment for withdrawals, distributions and other additions or subtractions.  The share of net income or net loss to be credited to, or deducted from, any subaccount will be an allocable portion of the net income or net loss credited to or deducted from the Account under which the subaccount is established.

(b)          With respect to Investment Funds which do not have a readily determinable fair market value as of the end of each business day during the calendar year, the Trustee shall determine a method of allocation which shall take into account the period over which a readily determinable fair market value is not available (using time weighted averages) and which the Trustee deems appropriate, and the Trustee’s determination of such method of allocation will be conclusive on all interested persons for all purposes of the Plan.

(c)          To the extent that Investment Funds are mutual funds or similar investments, share-based accounting may be used in keeping records for the Plan, and the provisions of this subsection shall be applied and interpreted accordingly.

4.4.3         Determination of Earnings and Losses On Forfeitures & Returned Contributions.

The earnings and losses of the Trust Fund for the Plan Year allocable to Deferral Contributions or After-Tax Contributions or Roth Deferral Contributions to be returned to a Participant or Matching Contributions to be forfeited or returned to a Participant pursuant to subsection 3.2.2, 10.6.5, or 10.7.4, will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant’s Deferral Contribution Account, After-Tax Contribution Account, Roth Deferral Contribution Account, or Matching Contribution Account, as applicable, by a fraction, the numerator of which is the amount of Deferral Contributions, After-Tax Contributions, Roth Deferral Contributions or Matching Contributions to be distributed to the Participant or the amount of Matching Contributions to be forfeited by the Participant, as applicable, and the denominator of which is the balance of the Participant’s Deferral Contribution Account, After-Tax Contribution Account, Roth Deferral Contribution Account or Matching Contribution Account, as applicable, on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year.  The earnings and losses of the Trust Fund allocable to the Deferral Contributions, After-Tax Contributions or Roth Deferral Contributions to be returned or Matching Contributions to be returned or forfeited shall not include earnings and losses for the period between the end of the Plan Year and the date of such distribution or forfeiture.

5.            INVESTMENT OF CONTRIBUTIONS

5.1         Investment Funds.

The Trust Fund will be divided into such Investment Funds (including an ESOP Company Stock Fund and Self-Directed Brokerage Funds, as identified below) as shall be designated by the Administrator from time to time, and a Participant’s Account will be invested therein as provided in this Article.  A Participant’s Account will be invested and reinvested in such funds in accordance with the terms of the Trust Agreement and the provisions of this Article.  Notwithstanding any provision of the Plan to the contrary, the Administrator in its sole discretion may direct the Trustee to keep such portion of each Investment Fund in cash or cash equivalents as the Administrator may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons.

5.1.1         Company Stock Funds

There is no limitation under the Plan on the amount of qualifying employer securities within the meaning of ERISA section 407(d)(5) (including Company Stock) that can be held in the Trust Fund under the Plan, provided, however, that the Plan will not hold employer securities acquired with an exempt loan as defined in section 4975(d)(3) of the Code and Treasury Regulations thereunder.

Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws.  Except as otherwise provided in this Section, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.

Company Stock held by the Plan shall be invested in the ESOP Company Stock Fund or such additional Company Stock Funds as established by the Administrator in its sole discretion.  Such funds will be maintained on a share-based accounting method, and Participants will be credited with fractional shares, as appropriate.  Dividends on Company Stock will be reinvested in Company Stock or paid to Participants in cash in accordance with Participant elections as provided for under Section 5.1.2 below.

A Participant may at any time there are amounts credited to his or her ESOP Company Stock Fund (or such other Company Stock Funds as are established by the Administrator in its sole discretion) direct a transfer of investment into any other Investment Fund under the Plan in accordance with written procedures established by the Administrator.

5.1.2         Cash Dividends Paid on Company Stock

In accordance with the Participant’s election, any dividends payable on Company Stock allocated to the Account of a Participant will be (i) paid to the Plan and credited to the ESOP Company Stock Fund in the Account of the Participant and reinvested in

Company Stock or (ii) paid to the Plan and credited to the ESOP Company Stock Fund in the Account of the Participant and distributed in cash to the Participant not later than 90 days after the close of the Plan Year in which the dividend is paid by the Company.

The election described in this Section 5.1.2 will be made by a Participant pursuant to written procedures established by the Administrator.  Such election procedures will provide the Participant with a reasonable opportunity to make the dividend election before the dividend is paid or distributed to the Participant, and will provide the Participant with an opportunity to change the dividend election at least annually.  The procedures will require that a Participant’s dividend election will be irrevocable with respect to any particular dividend before that dividend is credited to the ESOP Company Stock Fund in the Account of the Participant for the purpose of either being reinvested in Company Stock or paid to the Participant within 90 days after the Plan Year in which the dividend is paid by the Company.

Notwithstanding the foregoing, the Administrator may identify one of the options described above to serve as a default election if a Participant fails to make an affirmative election with respect to the Participant’s Company Stock dividend.  Notwithstanding any other provisions of the Plan, the Administrator is authorized to direct the investment of dividends if they are accumulated pursuant to a Participant election to distribute them within 90 days after the close of the Plan Year in which the dividend is paid by the Company.  Earnings on such accumulated dividends will be allocated to the Participant’s Account when the dividends are distributed.

5.1.3         Self-Directed Brokerage Fund

The Administrator may (but is not required to) establish Self-Directed Brokerage Funds as additional Investment Funds for individual Participants, and may adopt rules and procedures for Self-Directed Brokerage Funds that are different from the rules and procedures that apply to other Investment Funds. If the Administrator establishes such Self-Directed Brokerage Funds, the Participant for whom a Self-Directed Brokerage Fund is established shall direct the Trustee to invest the assets of the Self-Directed Brokerage Fund in investments that the Participant chooses, subject to limitations imposed by the Administrator’s rules and procedures.  In no event, however, shall the Participant be allowed to direct the investment of such assets into any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other similar tangible personal property if the Secretary of the Treasury shall have prohibited investment in such property.

In the event of distributions to a Participant from the Plan that are required by law or the terms of the Plan, including without limitation, distributions necessary to effect compliance with nondiscrimination testing, allocation limits and minimum required distributions, such distributions will be made first from Investment Funds other than the Participant’s Self-Directed Brokerage Fund.  If the assets in such Investment Funds are insufficient, the Administrator will direct the Trustee to effect a sale of securities in the Self-Directed Brokerage Fund and an investment exchange to the Plan’s other investment options to provide sufficient funds for the distribution.

5.2         Investment Options

Each Participant will, by direction to the Administrator, direct that all Deferral Contributions, After-Tax Contributions, Roth Deferral Contributions, Matching Contributions and Rollover Contributions made by or for such Participant be invested in one or more of the Investment Funds (but not to a Self-Directed Brokerage Fund) in percentages which are multiples of 1%.  If a Self-Directed Brokerage Fund has been established for a Participant, the Participant may direct the Administrator to have funds transferred from other Investment Funds into the Self-Directed Brokerage Fund, subject to the rules and procedures established by the Administrator.  An investment option selected by a Participant will remain in effect unless and until an investment change is made by him or her and becomes effective pursuant to Section 5.3.  In the absence of an effective investment direction, such contributions made by or for a Participant will be invested in the Investment Fund that maximizes the goals of liquidity and preservation of principal, as determined by the Administrator.

5.3         Change of Investment Option.

A Participant may elect and change investment options in accordance with procedures established by the Administrator, which may, without limitation, provide for various notice periods, various methods (including telephonic or electronic, as permitted by applicable law) of making investment elections and changes and various times at which investment elections or changes may become effective.

5.4         Directions to Trustee.

The Administrator shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under this Article and to provide funds for distributions pursuant to Article 7.

5.5         Valuation of Trust Fund.

The fair market value of the total net assets comprising the Trust Fund and of each Investment Fund will be determined by the Trustee as of the close of business on each Valuation Date.  Each such valuation will be made on the basis of the market value (as determined by the Trustee) of the Trust assets, except that property which the Trustee determines does not have a readily determinable market value will be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee’s determination of such value will be conclusive on all interested persons for all purposes of the Plan.  In determining such value, the Trustee shall deduct all permissible expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.6         No Guarantee.

The Employers, the Administrator and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund or any Investment Fund.

5.7         Securities Laws Limitations.

The Administrator may impose such investment and other restrictions under the Plan as the Administrator, in its sole discretion, deems necessary or appropriate to ensure compliance with the Securities Exchange Act of 1934, as amended (“Act”), or any other applicable law.  Although Participants affected generally will include only those Participants subject to the reporting requirements of the Act, other participants may be affected in the discretion of the Administrator.  No transfers will be permitted under the Plan that would result in a violation of the Company’s insider trading policy.

6.            VESTING

6.1         Fully Vested Interests

Participants shall be fully vested in their Deferral Contribution, After-Tax Contribution, Rollover Contribution, and Roth Accounts.  A Participant shall have a 100% vested and nonforfeitable interest in his or her Matching Contribution Account upon completion of one year of service.  A year of service for this purpose is a cumulative twelve month period commencing with the Participant’s first date of employment.

6.2         Forfeitures

Any balance in the Matching Contribution Account of a Participant who terminates his or her employment before being fully vested shall be forfeited, and shall be used to reduce the Employer’s Matching Contributions under the Plan during the Plan Year following the Plan Year in which the forfeiture arose.

7.            DISTRIBUTIONS

7.1         Distribution Events.

Except as set forth in Sections 7.8, 7.9 or 7.10, and subject to the provisions and restrictions in Article 12, a Participant’s interest in his or her Deferral Contribution Account, After-Tax Contribution Account, Roth Account, Matching Contribution Account and Rollover Account, may be distributed only after the Participant’s Disability, termination of employment with all members of the Controlled Group, or death.  Upon a Participant’s Disability, he or she will be entitled to a distribution in the same form and at the same time as if he or she had terminated employment.

7.1.1         Distribution Notice

At least 30 days and, effective January 1, 2007, not more than 180 days prior to a distribution date, the Administrator must provide a written distribution notice (or a summary notice as permitted under Treasury regulations) to a Participant or Beneficiary.  The distribution notice must explain the option forms of benefit in the Plan, including the material features and relative value of those options, the Participant’s or Beneficiary’s right to postpone distribution, and the consequences of failing to defer receipt of distribution.

7.1.2         Qualified Reservist Distribution

Notwithstanding any 401(k) distributions in this Plan, the Plan permits a Participant to elect a Qualified Reservist Distribution.  A “Qualified Reservist Distribution” is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if:  (i) the distribution is from amounts attributable to elective deferrals in a 401(k) plan; (ii) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

7.2         Form of Distributions (and Small Account Cash Out).

Distributions will be made in the form provided in this and the following Sections of this Article.  A Participant or Beneficiary eligible to receive a distribution under the Plan shall request such distribution in accordance with procedures (including telephonic or electronic, as permitted by law) established by the Administrator, including furnishing such information as the Administrator may reasonably require.  Notwithstanding any other provision of this Article, but subject to the requirements of Section 12.2, if the value of a Participant's vested interest in his or her Accounts does not exceed $1,000, determined according to Section 7.7 below, distribution to such Participant or Beneficiary will be made in the form of a single lump sum payment of the full value of the Accounts (or so much thereof to which a Beneficiary is entitled) as soon as practicable after the Participant’s Disability, death, or termination of employment with the Controlled Group.

7.2.1         Right to Receive Company Stock

The Participant (or Beneficiary) may elect to receive any distribution of all or a portion of his or her Accounts in the form of whole shares of Company Stock (with the value of any fractional share paid in cash) by directing the investment of all or a portion of his or her Accounts in the Company Stock Fund prior to any distribution.  Distributions from the Company Stock Fund will be made in kind unless otherwise elected; provided, however, (i) that fractional shares of Company Stock will in all cases be distributed in cash, and (ii) that partial withdrawals may not be made through a combination of stock and cash distributions.  Shares of Company Stock distributed by the Trustee shall be readily tradable on an established securities market.

7.3         Distributions upon Termination of Employment.

If a Participant’s employment with the Controlled Group is terminated for any reason other than death, such Participant shall receive his or her Account balance in the form of a single lump sum or as periodic partial withdrawals, in accordance with the provisions of this Article 7 (including Section 7.5.1), as the participant elects.

7.4         Distributions upon Death.

7.4.1         If the Beneficiary is not the Participant’s Surviving Spouse and not a Designated Beneficiary

Upon the death of a Participant, if his or her Beneficiary is not his or her surviving Spouse, then the entire Account balance shall be paid to the Beneficiary within five years after the Participant’s death, and after completion of procedures established by the Administrator.

7.4.2         If the Beneficiary is the Participant’s Surviving Spouse

Upon the death of a Participant, if his or her Beneficiary is his or her surviving Spouse, then the Beneficiary shall have the option of commencing distributions as soon as practicable after completion of procedures established by the Administrator, or delaying distributions, subject to the limitations in Article 12.

7.4.3         If the Beneficiary is the Designated Beneficiary and not the Participant’s Surviving Spouse

For distributions after December 31, 2006, a non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution.  In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.  If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.  If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).  A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance.  If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

7.5         Timing of Distributions.

Any distribution to a Participant or Beneficiary effected pursuant to this Article shall be made as soon as administratively feasible after an event of distribution described in Section 7.1 above, as the Participant or Beneficiary directs, subject to the rules set forth below and in Article 12.

7.5.1         Timing of Distributions upon Disability or Termination.

If a Participant’s Account balance exceeds $1,000 after the Participant’s service with the Controlled Group terminates or the Participant becomes Disabled, distribution of the vested Account balance will not be made or commenced (subject to Section 12.4) unless he or she elects to receive such distribution.  Subject to Section 12.2, a Participant can request a distribution at any time after termination of employment with the Controlled Group or Disability, and such distribution will be made as soon as administratively feasible after such request is received by the Administrator, subject to such further notices and elections which may be required under the terms of the Plan.  If a Participant’s Account balance is $1,000 or less, it will be distributed to him or her in a lump sum, as soon as administratively feasible after the applicable event.

7.5.2         Timing of Distributions to Beneficiaries.

Distribution of a Participant’s Account balance to the Participant’s Beneficiary will be made or will commence as soon as administratively feasible following notification to the Administrator of the Participant’s death.

7.6         Reemployment of Participant.

If a Participant who terminated employment again becomes an Employee before receiving a distribution of his or her Account balance pursuant to this Article, no distribution from the Trust Fund will be made while he or she is an Employee, and amounts distributable on account of such termination will be held in the Trust Fund until he or she is again entitled to a distribution under the Plan.

7.7         Valuation of Accounts.

A Participant’s distributable Account balance will be valued as of the Valuation Date immediately preceding the date the Account is to be distributed, except that there will be added to the value of the Account the fair market value of any amounts allocated to the Account under Article 4 after that Valuation Date.

7.8         Hardship Distributions.

7.8.1         Availability of Hardship Distributions.

A Participant may request approval from the Administrator to have all or a portion of the value of the sum of (i) his or her Deferral Contribution Account (but excluding any earnings credited to the Deferral Contribution Account after December 31, 1988, Qualified Non-Elective Contributions and Qualified Matching Contributions), and (ii) his or her Rollover Account distributed to such Participant, provided that the Participant is suffering from hardship.  A distribution will be on account of hardship only if the distribution is necessary to satisfy an immediate and heavy financial need of the Participant, as defined below, and satisfies all other requirements of this Section 7.8.

7.8.2         Immediate and Heavy Financial Need.

A distribution shall be made on account of an immediate and heavy financial need of a Participant only if the distribution is on account of:

(a)          Medical expenses described in section 213(d) of the Code incurred by or necessary for the care of the Participant, the Participant’s Spouse, or any of the Participant’s dependents (as defined in section 152 of the Code);

(b)          The purchase (excluding mortgage payments) of a principal residence of the Participant;

(c)          The payment of tuition, related educational fees, and room and board expenses, for the next 12 months (beginning with the date of distribution) of post secondary education for the Participant or the Participant’s Spouse, children or dependents, provided that no withdrawal will be permitted for this purpose more than 6 months before payment is actually required to be made to the educational institution or other appropriate person;

(d)          The need to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(e)          Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents;

(f)           Expenses for repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165 (without regard to the 10% of AGI threshold); or

(g)          Any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in section 1.401(k)-1(d)(2)(iv) of the Treasury Regulations.

7.8.3         Distributions Deemed Necessary.

A distribution shall be deemed to be necessary to satisfy an immediate and heavy financial need only if:

(a)          The distribution does not exceed the financial need of the Participant (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(b)          The Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all of the Employer’s plans;

(c)          The Participant’s Deferral Contributions, After-Tax Contributions and Roth Contributions, and all similar employee contributions under all of the Employer’s qualified and non-qualified plans of deferred compensation shall be suspended for a period of six months after the receipt of the hardship distribution.

7.8.4         Method of Requesting/Form of Distribution.

The Participant’s request for a hardship distribution shall be made in accordance with procedures (including telephonic or electronic, as permitted by law) established by the Plan Administrator from time to time, and the Participant shall furnish the Plan Administrator with such information as the Plan Administrator requests in its evaluation of the Participant’s withdrawal request.

7.8.5         Amount and Timing of Distribution.

The cumulative amount distributed to a Participant on account of hardship will not exceed the amount set forth in subsection 7.8.1 above that has not been previously distributed.  Distributions pursuant to this subsection will be made as soon as administratively feasible after the Participant’s request and amounts will be withdrawn  first, from the Participant’s Rollover Account (if any), and then from the Participant’s Deferral Contribution account.

7.9         Distributions After Age 59-1/2.

A Participant who attains age 59-1/2 and who is still employed by a Controlled Group Member may elect a distribution of all or a portion of the amount then credited to his or her Deferral Contribution Account, Matching Contribution Account and Rollover Account.  Partial withdrawals will be permitted at such times and in accordance with such procedures as will be determined by the Administrator, provided they are permitted at least quarterly.

7.10      Distributions From After-Tax Contribution Account.

A Participant may elect a distribution of all or a portion of the amounts credited to his or her After-Tax Contribution Account.  Partial withdrawals will be permitted at such times and in accordance with such procedures as will be determined by the Administrator, provided they are permitted at least quarterly.  Distributions from a Participant’s After-Tax Contribution Account (including amounts transferred from the prior Company Employee Stock Ownership Plan, which was merged into the Plan) shall be made, first, from such contributions made prior to January 1, 1987 (not including earnings thereon).  A Participant may elect as to the order of distribution from his or her After-Tax Account, or from other pre-tax Deferral Accounts, or partly from each.

7.11      Direct Rollovers.

7.11.1      Rollovers Permitted.

Notwithstanding any other provision herein to the contrary, a Distributee entitled to a distribution may elect (in such form and at such time as the Administrator may prescribe) to have all or a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover.

7.11.2      Direct Rollover of Non-Spousal Distribution.

A non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution.  In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.  If the Participant's named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).  A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance.  If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-

4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

7.11.3      Amount of Rollover.

Notwithstanding the foregoing, a Distributee may make an election under this Section only if the total amount of all Eligible Rollover Distributions made to such Distributee during a year is reasonably expected to exceed $200.  Furthermore, if a Distributee elects to have only a portion of an Eligible Rollover Distribution paid in a Direct Rollover, the portion paid in a Direct Rollover must equal at least $500.  If a Distributee’s Eligible Rollover Distribution is $500 or less, he or she may make an election only to have all of such distribution paid in a Direct Rollover.

7.11.4      Waiver of Notice Period.

Such distribution may commence less than 30 days after notice is given about the Participant’s right to make a Direct Rollover, provided that the Administrator informs the Participant that he or she has at least 30 days after receiving such notice to consider whether or not to make a Direct Rollover and the Participant, after receiving the notice, affirmatively elects to receive the distribution.

7.12      Restrictions on Distributions.

Article 12 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants and their Beneficiaries.

7.13      Unclaimed Distribution.

If the Administrator cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Administrator in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends.  Such forfeitures will be applied in the discretion of the Administrator (i) to pay administrative expenses under the Plan, (ii) to reduce or offset Employers’ subsequent Matching Contributions required under the Plan, and (iii) to correct errors, omissions and exclusions as described in Section 9.10 below.  If a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Administrator or the Trustee for his or her benefit, he or she will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture.  This benefit will be reinstated first from forfeitures and second from Employer contributions for that Plan Year.

7.14      Partial Withdrawals

Any person otherwise entitled to a distribution under the Plan, to whom a lump-sum distribution of the balance of the Accounts (or portion thereof) to which he or she is entitled has not been made under the terms of Section 7.2, may elect to make partial withdrawals at such time and in accordance with such procedures as will be determined by the Administrator, provided such withdrawals are permitted at least quarterly.

7.15      Installment Distributions

In lieu of a lump sum distribution as provided in Section 7.3 and 7.4, and subject to the limitations in Article 12, a Participant may elect to receive distribution of his or her Account balance in monthly, quarterly, semi-annual or annual installments.

7.16      HEART Act

7.16.1      Death Benefits.

In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

7.16.2      Differential Wage Payments.

For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

7.16.3      Severance From Employment.

Notwithstanding Section 7.16.2(i), for years beginning after December 31, 2008, for purposes of Code §401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A).

a.         Suspension of deferrals.  If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

b.         Nondiscrimination requirement.  Section 7.16.2(iii) applies only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

8.            SPECIAL RULES REGARDING ACQUISITIONS, DISPOSITIONS & TRANSFERS

8.1         Service Crediting

The Administrator may, but is not required to, grant past service credit to those individuals who are employed by a business acquired by Controlled Group Members (referred to herein as an “Acquisition Business”) at the time it became a Controlled Group Member.  Such grant would provide that the period of time that such individuals were in the employ of the Acquisition Business prior to its becoming part of the Controlled Group would count as a period of employment for purposes of eligibility for Matching Contributions.  Any such grant shall be made either by an amendment to the Plan or by the Administrator maintaining a record of such service on the books of the Plan, and reflecting such grant in an appropriate document.

8.2         Transfer From Another Qualified Plan in Controlled Group.

If a Participant is also a participant in another Qualified Plan which is sponsored by an Acquisition Business or Controlled Group Member, the Participant may direct the Trustee, subject to the approval of the Administrator, to accept from such Qualified Plan an amount representing such Participant’s interest in such plan, to be held by the Trustee subject to all of the terms and conditions of the Plan and Trust Agreement, in the Participant’s Rollover Account; provided, however, that property other than cash shall not be transferred to the Trustee without the Administrator’s approval, and provided, further, that the Administrator may establish such procedures (including but not limited to required notice periods) as the Administrator shall deem appropriate, which must be followed by the Participant as a condition to such a transfer of assets.  The Administrator may not approve any transfer to the Plan if such transfer would require the Plan to offer benefits, rights and features not offered under the Plan in order to comply with the requirements of Code section 411(d) and the regulations thereunder. Amounts transferred to the Plan from another Qualified Plan, other than such amounts transferred in a direct rollover transfer within the meaning of Code section 401(a)(31), shall retain all benefits, rights, and features provided under the Qualified Plan and protected under Code section 411(d)(6), except to the extent that such benefits, rights and features may be eliminated under the regulations under Code section 411(d)(6).

9.            ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT

9.1         Administrator.

The Company will have all authority, rights and responsibility of the Administrator hereunder.  Any action taken by the Company as Administrator may be taken by any one of its officers authorized by the Board, or any other person authorized by such officers to act on the Company’s behalf in its capacity as Administrator.

9.2         Employees of the Administrator.

The Administrator may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Administrator under the Plan as the Administrator determines to be necessary or desirable.

9.3         Expenses and Compensation.

The expenses of the Administrator properly incurred in the performance of its duties under the Plan will be paid from the Trust Fund, unless the Employers in their discretion pay such expenses.  To the extent Plan expenses are paid from the Trust Fund, the Administrator will establish procedures for allocating such expenses to the Accounts of Participants, including procedures based on transactions which involve such Participant’s Accounts.

9.4         General Powers and Duties of the Administrator.

The Administrator will have the full power and responsibility to administer the Plan and the Trust Agreement and to construe and apply their provisions.  For purposes of ERISA, the Administrator will be the Named Fiduciary with respect to the operation and administration of the Plan and the Trust Agreement; provided, however, that the Administrator shall have no responsibility for or control over the funding, investment or management of Plan assets, except as specifically provided in this Plan.  In addition, the Administrator will have the powers and duties granted by the terms of the Trust Agreement.  The Administrator, and all other persons with discretionary control respecting the operation, administration, control or management of the Plan, the Trust Agreement or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

9.5         Specific Powers and Duties of the Administrator.

The Administrator will administer the Plan and have all powers necessary to accomplish that purpose, including the following: (i) resolving all questions relating to the eligibility of Employees to become Participants; (ii) determining the amount of benefits payable to Participants or their Beneficiaries and determining the time and manner in which such benefits are to be paid; (iii) authorizing and directing all disbursements by the Trustee from the Trust Fund; (iv) engaging any administrative, legal, medical, accounting, clerical or other services it deems appropriate in administering the Plan or the Trust Agreement; (v) in its sole and absolute discretion construing and interpreting the Plan and the Trust Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan and the Trust Agreement) and adopting and amending rules for administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents; (vi) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement; and (vii) determining the disposition of assets in the Trust Fund if the Plan is terminated.

9.6         Allocation of Fiduciary Responsibility.

The Administrator from time to time may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA.  Any such allocation or delegation will be made in writing, will be reviewed periodically by the Administrator, and will be terminable upon such notice as the Administrator in its discretion deems reasonable and proper under the circumstances.  Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the Plan or the Trust Fund to another person or organization, the delegating party’s responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person’s performance and compliance with applicable law and regulations.  Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party’s failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.

9.7         Notices, Statements and Reports.

The Company will be the “administrator” of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code.

9.8         Claims Procedure.

The claims procedure set forth in this Section 9.8 shall be the procedure for the resolution of disputes and disposition of claims arising under the Plan.  For the purposes of this Section 9.8, a request for resolution of a dispute is considered a claim.

9.8.1         Filing Claim for Benefits.

If a Participant or Beneficiary does not receive the benefits which he or she believes he or she is entitled to receive under the Plan, he or she may file a claim for benefits with the Administrator.  All claims will be made in writing and will be signed by the claimant.  If the claimant does not furnish sufficient information to determine the validity of the claim, the Administrator will indicate to the claimant any additional information which is required.

9.8.2         Notification by the Administrator.

Each claim will be approved or disapproved by the Administrator within 90 days following the receipt of the information necessary to process the claim.  The 90 day claims review period may be extended an additional 90 days, provided that notice of such extension of time is given the claimant within the first 90 day period.  If the Administrator denies a claim for benefits in whole or in part, the Administrator will notify the claimant in writing of the denial of the claim.  Such notice by the Administrator will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure as set forth in subsection 9.8.3.  If no action is taken by the Administrator on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

9.8.3         Review Procedure.

A claimant may appeal a denial of his or her claim by requesting a review of the decision by the Administrator or a person designated by the Administrator, which person will be a Named Fiduciary for purposes of this Section.  An appeal must be submitted in writing within 60 days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant’s request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal.  The Administrator or the Named Fiduciary designated by the Administrator will make a full and fair review of each appeal and any written materials submitted in connection with the appeal.  The Administrator or the Named Fiduciary designated by the Administrator will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received.  The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator or Named Fiduciary, provided the Administrator or Named Fiduciary finds the requested documents or materials are pertinent to the appeal.  On the basis of its review, the Administrator or Named Fiduciary will make an independent determination of the claimant’s eligibility for benefits under the Plan.  The decision of the Administrator or Named Fiduciary on any claim for benefits will be final and conclusive upon all parties thereto.  If the Administrator or Named Fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

9.8.4         Claims Must Be Timely.

A claim may be denied if it is not timely.  To be considered timely under the Plan’s claim review procedure, a claim must be filed with the Administrator within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.  If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, the one (1) year period shall be thirty (30) days.

9.9         Service of Process.

The Administrator may from time to time designate an agent of the Plan for the service of legal process.  In the absence of such a designation, the Company will be the agent of the Plan for the service of legal process.

9.10      Corrections.

If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, or if an Employee is determined to have been improperly or mistakenly excluded from participation in the Plan, the Administrator will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error, omission or exclusion as of the Plan Year in which such error, omission or exclusion is discovered.  Further, an Employer may, in its discretion, make a special contribution to the Plan, to be allocated by the Administrator only to the Account of one or more Employees or Participants to correct such error, omission or exclusion.

9.11      Payment to Minors or Persons Under Legal Disability.

If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person or in such other manner as the Administrator determines is necessary to ensure that the payment will legally discharge the Plan’s obligation to such person.

9.12      Uniform Application of Rules and Policies.

The Administrator in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.

9.13      Funding Policy.

The Plan is to be funded through Employer and Participant contributions and earnings on such contributions, and benefits will be paid to Participants and Beneficiaries as provided in the Plan.

9.14      The Trust Fund.

The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries.  The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan.  All benefits will be paid solely out of the Trust Fund, and no Employer will be otherwise liable for benefits payable under the Plan.

10.         LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

10.1      Priority over Other Contribution and Allocation Provisions.

The provisions set forth in this Article supersede any conflicting provisions of this Plan.

10.2      Definitions Used in this Article.

The following words and phrases will have the meanings set forth below, for purposes of this Article only.

10.2.1      Annual Addition.

“Annual Addition” means the sum of Deferral Contributions, After-Tax Contributions, Roth Contributions, Matching Contributions, and profit sharing contributions credited to the Participant under the Plan and all other defined contribution plans maintained by Controlled Group Members for the Limitation Year, and, if the Participant is a Key Employee (pursuant to subsection 13.2.8) for the applicable or any prior Limitation Year, medical benefits provided pursuant to Code section 419A(d)(1) (“Welfare Fund”) for the Limitation Year.

A Participant’s Annual Addition will not include (i) any amounts allocated to his Rollover Account, or (ii) Deferral Contributions (and corresponding Matching Contributions) that are in excess of the Code section 402(g) amount and that are refunded by April 15 of the following Plan Year.  A corrective allocation pursuant to Section 9.10 will be considered an Annual Addition for the Limitation Year to which it relates.

A Participant’s Annual Addition shall not exceed the amount provided under Code Section 415(c) and the regulations issued thereunder, including the Final 415 Regulations.

10.2.2      Compensation.

“Compensation” shall be determined at the election of the Administrator as an definition of Compensation that satisfies Code section 414(s) and the Treasury Regulations thereunder.  Compensation of an Employee taken into account for purposes of determining excess Deferral Contributions under Section 10.6 and excess Matching Contributions under Section 10.7 in any Plan Year shall be limited as set forth in subsection 1.10.1.

10.2.3      Defined Benefit Plan.

“Defined Benefit Plan” means a Qualified Plan other than a Defined Contribution Plan.

10.2.4      Defined Contribution Plan.

“Defined Contribution Plan” means a Qualified Plan described in Code section 414(i).  References to a Defined Contribution Plan shall also refer to a Welfare Fund, as appropriate under Code section 415 and the regulations thereunder.

10.2.5      Eligible Employee and Eligible Highly Compensated Employee.

“Eligible Employee and eligible Highly Compensated Employee” means an Employee eligible to become a Participant under the provisions of Article 2.

10.2.6      Highly Compensated Employee.

“Highly Compensated Employee” includes any Employee who (1) was a five percent owner of the Employer at any time during the current Plan Year or the preceding Year, or (2) received more than $110,000 in compensation in the preceding Plan Year (as defined in Code section 414(q)(4) and adjusted under Code section 415(d)).

10.2.7      Includable Compensation.

“Includable Compensation” means the Employee’s compensation in the amount reported by the Employer or any Controlled Group Member as “Wages, tips, other compensation” for purposes of Internal Revenue Service Form W-2, Box 1, or any successor method of reporting under Code section 6041(d).

10.2.8      Limitation Year.

“Limitation Year” means the 12 consecutive month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415.  The Limitation Year for this Plan is the Plan Year.

10.2.9      Maximum Annual Addition.

“Maximum Annual Addition” means with respect to a Participant (except as otherwise permitted by Section 3.2.1(b) and Code section 414(v)), an Annual Addition equal to the lesser of (i) $49,000 (as adjusted for the cost of living pursuant to Code section 415(d)) or (ii) 100% of the Participant’s Includable Compensation.

10.3      Excess Allocations.

10.3.1      Correcting an Excess Annual Addition.

If the amount otherwise allocable to a Participant's Account would exceed the Maximum Annual Addition (resulting from a reasonable error in estimating an employee's Compensation or in determining the amount of After-Tax Contributions or Deferral Contributions or other facts and circumstances acceptable to the Internal

 Revenue Service), the Administrator shall dispose of the excess amount in accordance with the Employee Plans Compliance Resolution System (EPCRS).

10.3.2      Correcting a Multiple Plan Excess.

If, in addition to this Plan, the Participant is covered under another Defined Contribution Plan maintained by a Controlled Group Member during the Limitation Year the Annual Addition which may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition reduced by the Annual Addition credited to a Participant’s accounts under the other Defined Contribution Plans for the same Limitation Year.

10.4      Excess Deferral Contributions Under Code section 401(k).

10.4.1      Actual Deferral Percentage Test - Prior Year Testing Method.

Notwithstanding the provisions of Article 3, for any Plan Year,

(a)          the actual deferral percentage (as defined in subsection 10.4.3) for the group of eligible Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for the group comprised of all other eligible Employees for the preceding Plan Year multiplied by 1.25, or

(b)          the excess of the actual deferral percentage for the group of eligible Highly Compensated Employees for the Plan Year over the actual deferral percentage for the group comprised of all other eligible Employees for the preceding Plan Year shall not exceed 2 percentage points; and the actual deferral percentage for the group of eligible Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for the group comprised of all other eligible Employees for the preceding Plan Year multiplied by 2.

10.4.2      Aggregation and Disaggregation of Plans.

If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of subsection 10.4.1; and if any eligible Highly Compensated Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such eligible Highly Compensated Employee. If the Plan benefits Employees who are covered by a collective bargaining agreement, the portion of the Plan covering such union Employees will be treated as a separate plan (or multiple plans for various union groups as determined by the Administrator) for the purposes of subsection 10.4.1.

10.4.3      Definition of Actual Deferral Percentage.

For the purposes of this Section, the actual deferral percentage for a specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of (i) the amount of Deferral Contributions actually paid to the Trust Fund for each such eligible employee for such Plan Year (including any “excess deferrals” described in Section 3.2) to (ii) the eligible Employee’s Compensation (as defined in subsection 10.2.2 for such Plan Year).  The actual deferral percentage for an eligible Employee who makes no Deferral Contribution during the Plan Year shall be taken into account and shall be zero.

10.4.4      Suspension of Deferral Contributions.

If at any time during a Plan Year the Administrator determines, on the basis of estimates made from information then available, that the limitation described in subsection 10.4.1 above will not be met for the Plan Year, the Administrator in its discretion may reduce or suspend the Deferral Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of excess Deferral Contributions that would otherwise be distributed pursuant to subsection 10.4.5 below.

10.4.5      Distribution of Excess Contributions.

If the actual deferral percentage test of subsection 10.4.1 is not satisfied based upon the Deferral Contributions made for the Plan Year, the Administrator shall determine the maximum actual deferral percentage for Highly Compensated Employees that would satisfy the test.  For all Highly Compensated Employees whose individual actual deferral percentage exceeds such maximum percentage, the Administrator shall calculate excess Deferral Contributions by subtracting the product of such maximum percentage and the Highly Compensated Employee’s Compensation from the Highly Compensated Employee’s actual Deferral Contributions for the Plan Year.  The total of all such excess Deferral Contribution amounts for the Plan Year shall constitute the “excess contributions” under the Plan for the Plan Year.  The Administrator shall direct the Trustee to distribute such “excess contributions” (adjusted for Trust Fund earnings and losses in the manner described in subsection 4.4.3, except that for Plan Years beginning after December 31, 2007, the Administrator will not calculate and the Trustee will not distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess contribution occurred and prior to the distribution)) to the extent administratively feasible, on or before March 15th of the following Plan Year and in no event later than the end of the following Plan Year, in accordance with the following leveling method:

(a)          The Administrator shall reduce the Deferral Contributions for the Highly Compensated Employee with the largest dollar amount of Deferral Contributions by the amount equal to the lesser of the total "excess contributions" for all Highly Compensated Employees or the dollar amount that would cause his or her Deferral Contribution dollar amount to equal that of the

Highly Compensated Employee with the next largest Deferral Contribution dollar amount for the Plan Year.  The Administrator shall then reduce equally the Deferral Contributions for the two Highly Compensated Employees with the largest Deferral Contribution dollar amounts, and then reduce equally for the three Highly Compensated Employees with the largest Deferral Contribution dollar amounts, and so forth, until the sum of all such reductions equals the “excess contributions” for the Plan Year.

(b)          The Administrator shall thereupon direct the Trustee to refund the amounts by which Deferral Contributions are reduced under subparagraph (a) above (less any amount of such Deferral Contributions refunded under subsection 3.2.2) to the respective Highly Compensated Employees.  The refunds shall first be made from Deferral Contributions not subject to Matching Contributions under Section 3.4.  Any Matching Contributions shall be forfeited and applied to reduce any subsequent Employer Contribution.

10.4.6      Qualified Non-Elective Contributions.

Notwithstanding the foregoing, within 12 months after the end of the Plan Year, an Employer may make a special Qualified Non-Elective Contribution on behalf of a class of Participants designated by the Employer in an amount sufficient to satisfy the actual deferral percentage test set forth in subsection 10.4.1.

10.5      Excess Matching Contributions Under Code Section 401(m).

10.5.1      Actual Contribution Percentage Test - Prior Year Testing Method.

Notwithstanding the provisions of Article 3, for any Plan Year,

(a)          the actual contribution percentage (as defined in subsection 10.5.3) for the group of eligible Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for the group comprised of all other eligible Employees for the preceding Plan Year multiplied by 1.25, or

(b)          the excess of the actual contribution percentage for the group of eligible Highly Compensated Employees for the Plan Year over the actual contribution percentage for the group comprised of all other eligible Employees for the preceding Plan Year shall not exceed 2 percentage points; and the actual contribution percentage for the group of eligible Highly Compensated Employees for the Plan Year shall not exceed the actual contribution percentage for the group comprised of all other eligible Employees for the preceding Plan Year multiplied by 2.

10.5.2      Aggregation and Disaggregation of Plans.

If the Plan benefits Employees who are covered by a collective bargaining agreement, the portion of the Plan covering such union Employees will be treated as a separate plan (or multiple plans for various union groups as determined by the Administrator) for the purposes of subsection 10.5.1.

10.5.3      Definition of Actual Contribution Percentage.

For the purposes of this Section, the contribution percentage for a specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of (i)  the sum of the After-Tax Contributions, Roth Contributions and the Matching Contributions paid under the Plan by or on behalf of each such eligible Employee for such Plan Year to (ii) the eligible Employee’s Compensation for such Plan Year.  The contribution percentage of an eligible Employee who makes no Deferral or After-Tax or Roth Contribution during the Plan Year shall be taken into account and shall be zero.

For purposes of determining whether the Plan satisfies the actual contribution percentage test of Code section 401(m), the requirements of section 401(m) of the Code and the Treasury Regulations thereunder (in particular concerning the aggregation of plans), are incorporated herein by this reference.

10.5.4      Treatment of Excess Aggregate Contributions.

If the contribution percentage test of subsection 10.5.1 is not satisfied based upon the After-Tax, Roth and Matching Contributions made for the Plan Year, the Administrator shall determine the maximum contribution percentage for Highly Compensated Employees that would satisfy the test.  For any Highly Compensated Employee whose individual contribution percentage exceeds such maximum percentage, the Administrator shall calculate excess After-Tax, Roth and Matching Contributions by subtracting the product of such maximum percentage and the Highly Compensated Employee’s Compensation from the After-Tax, Roth and Matching Contributions allocated to the Highly Compensated Employee’s Account for the Plan Year.  The total of all such excess Matching Contribution amounts for the Plan Year shall constitute the “excess aggregate contributions” under the Plan for the Plan Year.  The Administrator shall direct the Trustee to distribute such “excess aggregate contributions” (adjusted for Trust Fund earnings and losses in the manner described in subsection 4.4.3, except that for Plan Years beginning after December 31, 2007, the Administrator will not calculate and the Trustee will not distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess aggregate contribution occurred and prior to the distribution)) to the extent administratively feasible on or before March 15th of the following Plan Year (and in no event later than the end of the Plan Year), in accordance with the following leveling method:

(a)          The Administrator shall reduce the After-Tax and Roth Contributions for the Highly Compensated Employee with the largest dollar amount of After-Tax and Roth Contributions by the amount equal to the lesser of the total “excess aggregate contributions” for all Highly Compensated Employees or the dollar amount that would cause his or her After-Tax and Roth Contribution dollar amount to equal that of the Highly Compensated Employee with the next largest After-Tax and Roth Contribution dollar amount for the Plan Year.  The Administrator shall then reduce equally the After-Tax and Roth Contributions for the two Highly Compensated Employees with the largest After-Tax and Roth Contribution dollar amounts, and then reduce equally for the three Highly Compensated Employees with the largest After-Tax and Roth Contribution dollar amounts, and so forth, until the sum of all such reductions equals the “excess aggregate contributions” for the Plan Year.

(b)          The Administrator shall thereupon direct the Trustee to distribute the amounts by which After-Tax and Roth Contributions are reduced under subparagraph (a) above to the respective Highly Compensated Employees.

(c)          To the extent the process described in subsection 10.5.4(a) is not sufficient to fully correct the “excess aggregation contributions” for the Plan Year, the same process will be used to reduce Matching Contributions for Highly Compensated Employees.

10.5.5      Order of Determinations.

The determination of excess aggregate contributions under this Section shall be made after (i) first determining the excess deferrals under Section 3.2, and (ii) then determining the excess contributions under Section 10.4.

10.5.6      Qualified Matching Contribution.

Notwithstanding the foregoing, within 12 months after the end of the Plan Year, an Employer may make a special Qualified Matching Contribution on behalf of a class of Participants designated by the Employer in an amount sufficient to satisfy the Actual Contribution Percentage test set forth in subsection 10.5.1.

10.6      Gap Period Income on Distributed Excess Contributions and Excess Aggregate Contributions.

This Section applies to excess contributions (as defined in Code §401(k)(8)(B)) and excess aggregate contributions (as defined in Code §401(m)(6)(B)).  The Plan Administrator will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess contribution or excess aggregate contribution occurred and prior to the distribution).

10.7      Plan Termination Distribution Availability.

For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Treas. Reg. §1.401(k)-1(d)(4)(i)) that would prevent the Employer from distributing elective deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code §§4975(e)(7) or 409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan that is described in Code §§457(b) or (f).

11.         PLAN LOANS

11.1      Authorization.

The Administrator is authorized to administer the loan program, and to adopt from time to time such forms and procedures as it considers necessary or appropriate to administer the loan program. The Administrator may appoint an agent to administer the loan program in accordance with the Administrator’s prescribed forms and procedures.

11.2      Conditions and Limitations

Plan loans made to Participants will be made on a reasonably equivalent basis. Plan loans may be subject to conditions and limitations adopted by the Administrator that are not inconsistent with the Plan and those conditions and limitations within this Section 11.2.  Loans to a Participant shall not be made from such Participant’s Roth Account.

11.2.1      Eligibility

Employees, and other Participants who are “parties in interest” within the meaning of ERISA section 3(14), who have an Account balance, may apply for loans. A Participant may have only one outstanding loan at any one time.

11.2.2      Maximum Principal Amount

The maximum principal amount of any loan is the lesser of (i) fifty percent (50%) of the balance of the Participant’s Account, determined on the day of the loan, minus the balance of all other loans from all other qualified plans of the Employer, outstanding on that date, or (ii) $50,000, minus the highest outstanding principal balance of loans from the Plan, and from all other qualified plans of the Employer, to the Participant during the period of one year ending on the day preceding the origination of the loan being requested.

Amounts held in a Self-Directed Brokerage Fund, if any, will be included in the calculation of the maximum principal amount available for a loan but may not be used as a source for a loan.  Therefore, if a Participant has amounts in a Self-Directed Brokerage Fund, the maximum that that Participant may borrow is the lesser of the maximum available amount calculated according to the formula described above or the Participant’s Account balance minus the portion held in the Participant’s Self-Directed Brokerage Fund.

11.2.3      Minimum Principal Amount

The minimum principal amount of any loan is $1,000.

11.2.4      Duration

The repayment period of any general purpose loan will be no more than five (5) years.  The repayment period of any primary residence loan will be no more than ten (10) years.

11.2.5      Repayment Method

A loan will generally be repaid in substantially equal installments by payroll deduction from each paycheck. If the Participant is not an active Employee or if the amount of the Participant’s paycheck is insufficient to make any repayment when due, the Participant must make scheduled payments directly to the Trustee at the address provided by the Administrator.

11.2.6      Timing of Repayment

Repayment will begin with the first payroll as soon as administratively practicable following the loan issuance.

If a Participant is granted an authorized unpaid leave of absence as determined by the Administrator, the Participant’s loan payments will be suspended for a period of up to one year upon request. When the Participant returns to active employment with the Employer, payments will resume through payroll deduction. The amount of each periodic payment will be adjusted, so that the unpaid balance will continue to be paid in equal installments in amounts sufficient to retire the entire loan indebtedness (principal and interest) by the original maturity date of the loan.

11.2.7      Plan Accounting

The distribution of the proceeds of a loan will be charged solely against the Participant’s Account, and against the various investments within that Account (excluding a Self-Directed Brokerage Fund) on a pro rata basis. All repayments of principal and interest will be credited solely to the Participant’s Account and invested in accordance with the Participant’s then current election option for new contributions (excluding elections to invest in any Self-Directed Brokerage Fund) as determined in Section 5.2. The unpaid principal balance of a loan will be reflected as a receivable for the Participant’s Account.  The Participant will be required to pay the administrative expenses incurred by the Trustee and the Administrator in connection with a loan, and any such expenses not paid directly by the Participant will be charged against the Participant’s Account.

11.2.8      Interest Rate

The rate of interest charged will be a reasonable rate that provides the Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The rate will be determined in a manner prescribed in the Administrator's loan procedures as adopted from time to time. The interest rate so determined will remain fixed throughout the duration of the loan.

11.2.9      Security

Each loan will be secured by the assignment of up to fifty percent (50%) of the Participant’s Account balance.  No other security will be required or accepted.

11.3      Loan Default

Other than for payments suspended during an authorized unpaid leave of absence, if a Participant fails to make an installment payment on a loan when due, and this failure continues for thirty (30) days, the loan will be treated as in default. The Administrator will give the Participant written notice of the right to cure the default by making up missed payments or repaying the loan in full.  If a failure to make an installment repayment is not cured by ninety (90) days from the date of the first missed payment, the default will be final. The Plan is authorized to offset the entire outstanding amount of the loan against the Participant’s Account at the time the Participant is eligible for a distribution from the Plan.  If a Participant experiences a default as described in this paragraph, that Participant will be ineligible for any future loans from the Plan.

If a distribution is required to be made under a QDRO affecting a Participant’s Account, and the distribution would exceed the amount of that Participant’s interest in the Plan, less the outstanding loan balance, then the loan will be deemed to be in default and will be immediately payable.  The Participant will have ninety (90) days to cure this default. Failure to do so will result in the consequences outlined above, including ineligibility for any future loans from the Plan.

11.4      Termination of Employment

A Participant will have ninety (90) days from termination of employment to repay a loan in full (unless the Participant continues to be a “party in interest” within the meaning of ERISA section 3(14), in which case the Participant must continue to make scheduled payments directly to the Trustee when due). If the Participant is required to and does not repay a loan within ninety (90) days of termination, the unpaid loan balance will be treated as a distribution paid directly to the Participant. If a Participant takes a distribution of the Participant’s Account balance before repaying the Participant’s loan, the distribution will consist first of the unpaid loan balance and then of any remaining cash balance in the Participant’s Account. For any amounts actually distributed in cash the Participant will continue to have the ability to request a distribution in the form of IDACORP, Inc. stock.

11.5      Procedure for Applying for and Accepting Loans

The Administrator will establish procedures for applying for and accepting loans, which will create a legally enforceable agreement between the Participant and the Plan. At a minimum, by agreeing to the terms of the loan, a Participant will make an irrevocable agreement to repay the loan through payroll deduction (provided the Participant is an active Employee at that time), and will assign and grant to the Plan a security interest of up to fifty percent (50%) of the balance of the Participant’s Account.

11.6      Approval or Denial

The Administrator will approve or deny loans based solely on the basis of this Article 11. There shall be no discretion to grant or deny a loan request. Denials shall be processed under the claims procedure rules of the Plan listed in Section 9.8.

11.7      Repayment in Full

The entire balance of the loan may be repaid at any time, without penalty or service fee, by certified check made payable to the Trustee, and sent to the address provided by the Administrator.

11.8      Tax Reporting

To the extent required by section 72(p) of the Code, the Trustee shall report, from time to time, distributions of income in connection with loans made under this Plan. The operation of those tax rules is entirely independent of the rules of the Plan.

11.9      Truth in Lending

This Plan shall make all disclosures required under federal truth-in-lending regulations (Regulation Z issued by the Board of Governors of the Federal Reserve System).

12.         RESTRICTIONS ON DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES

12.1      Priority over Other Distribution Provisions.

The provisions set forth in this Article supersede any conflicting provisions of this Plan.

12.2      Restrictions on Distributions Prior to Severance from Employment.

A Participant’s Deferral Contributions, Matching Contributions, and earnings attributable to these contributions will be distributed on account of the Participant’s severance from employment, regardless of when that severance from employment occurred; however, such a distribution shall be subject to the other provisions of the Plan regarding distributions.

12.3      Restrictions on Commencement of Distributions.

Unless a Participant elects otherwise, distribution of the Participant’s interest in his or her Accounts will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, and (iii) the Participant’s termination of employment.

12.4      Restrictions on Delay of Distributions.

Distribution of a Participant’s Account balance will commence not later than April 1 of the calendar year following the later of (1) the calendar year in which he or she attains age 70-1/2, or (2) termination of employment with the Controlled Group.  Such Account will be distributed in a single lump-sum, unless the Participant is eligible to and elects to make partial withdrawals. If the Participant elects partial withdrawals, and the entire Account balance has not been distributed by the foregoing date, and if the partial withdrawals in each year do not equal the required mandatory minimum distribution under Code section 401(a)(9) and applicable regulations, then the Administrator will direct the Trustee to make such additional distributions as are necessary to satisfy the mandatory minimum distribution requirements of the Code.

A Participant or Beneficiary who would have been required to receive minimum required distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  2009 RMDs and Extended 2009 RMDs will also be treated as eligible rollover distributions in 2009.

12.4.1      Limitation to Assure Benefits Payable to Beneficiaries are Incidental.

Any payments to a Beneficiary must conform to the “incidental benefit” rules of Code section 401(a)(9)(G) and any regulations promulgated thereunder.

12.4.2      Restrictions Upon Death.

Upon the death of a Participant prior to the date identified in Section 12.4, survived by a Beneficiary who is not a surviving Spouse, the entire Account balance of the Participant shall be distributed to the Beneficiary within five years of the death of the Participant, unless the Beneficiary is a designated beneficiary, as provided in Subsection 7.4.3, in which event the Account balance may be distributed as provided therein.  Prior to the end of the five year period and if the Beneficiary is otherwise eligible, the Beneficiary may elect to make partial withdrawals under the terms of Article 7, provided the entire Account balance is distributed prior to the end of the five year period.

Upon the death of a Participant prior to the date identified in Section 12.4, survived by a Beneficiary who is a surviving Spouse, distributions of the Account balance must commence on or before the later of  (1) December 31 of the calendar year following the calendar year in which the Participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.  If the surviving Spouse is otherwise eligible, the surviving Spouse may elect to make partial withdrawals under the terms of Article 7, provided that after the date by which distributions must commence as provided in this paragraph, if partial withdrawals are less than the minimum mandatory distributions required under Code section 401(a)(9) and applicable regulations, then the Administrator will direct the Trustee to make such additional distributions as necessary to satisfy the mandatory minimum distribution requirements of the Code.

Upon the death of a Participant with an Account balance on or after the date identified in Section 12.4, distribution of the Participant’s Account balance to his or her Beneficiary must proceed at least as rapidly as it would have been distributed had the Participant survived.  If the Beneficiary is eligible for and makes partial withdrawals that are less than the minimum mandatory distributions required under Code section 401(a)(9) and applicable regulations, then the Administrator will direct the Trustee to make such additional distributions as are necessary to satisfy the mandatory minimum distribution requirements of the Code.

12.4.3      Compliance with Regulations.

The Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under section 401(a)(9), notwithstanding any provision of the Plan to the contrary.

12.4.4      Delayed Payments.

If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Administrator has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

12.4.5      5% Owners.

Notwithstanding the foregoing, a five-percent owner Participant must commence to receive his or her Account balance not later than April 1 of the calendar year following the calendar year in which he or she attains age 70-1/2.  A Participant is treated as a five-percent owner for purposes of this subsection if the Participant is a five-percent owner as defined in Code section 416(i) (determined according to section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending in the calendar year in which the owner attains age 70-1/2.

12.5      Restrictions in Connection with QDRO.

No distribution (including but not limited to hardship distributions, rollovers, transfers to other plans, and loans) may be made to a Participant during the period in which the Administrator is making a determination of whether a domestic relations order affecting the Participant’s Accounts is a QDRO.  Furthermore, if the Administrator has received a written document indicating that a QDRO affecting a Participant’s Accounts is being sought, it may prohibit such Participant from commencing to receive a distribution (or from taking a loan) until the Administrator has determined that such distribution would not be inconsistent with any such order or that no such order will be submitted.  If the Administrator is in receipt of a QDRO with respect to any Participant’s benefits, it may prohibit such Participant from receiving a distribution until the Alternate Payee’s rights under such order are satisfied.  A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO:  (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

13.         TOP HEAVY PROVISIONS

13.1      Priority over Other Plan Provisions.

If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan.  However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top Heavy Plans.

13.2      Definitions Used in this Article.

The following words and phrases will have the meanings set forth below for purposes of this Article only.

13.2.1      “Defined Benefit Dollar Limitation”

“Defined Benefit Dollar Limitation” means $195,000 (or such larger amount as is determined by the Secretary of the Treasury in accordance with Code section 415(d)(1)).

13.2.2      “Defined Benefit Plan”

“Defined Benefit Plan” means the Qualified Plan described in subsection 10.2.3.

13.2.3      “Defined Contribution Dollar Limitation”

“Defined Contribution Dollar Limitation” means $49,000 (or such larger amount as is determined by the Secretary of Treasury in accordance with Code section 415(d)(1)).

13.2.4      “Defined Contribution Plan”

“Defined Contribution Plan” means the Qualified Plan described in subsection 10.2.4.

13.2.5      “Determination Date”

“Determination Date” means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

13.2.6      “Determination Period”

“Determination Period” means the Plan Year containing the Determination Date, and the prior Plan Year, except that, with respect to any distribution made for a reason other than separation from service, death, or disability, the Determination Period shall include the Plan Year containing the Determination Date and the previous five (5) Plan Years.

13.2.7      “Includable Compensation”

“Includable Compensation” means the compensation described in subsection 10.2.7, limited as set forth in subsection 1.10.1.

13.2.8      “Key Employee”

“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Controlled Group Member having Compensation greater than $150,000 (as adjusted under Code section 416(i)(1)), a 5-percent owner of a Controlled Group Member, or a 1-percent owner of a Controlled Group Member having Compensation of more than $150,000.  The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

13.2.9      “Minimum Allocation”

“Minimum Allocation” means the allocation described in the first sentence of subsection 13.3.1.

13.2.10   “Permissive Aggregation Group”

“Permissive Aggregation Group” means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

13.2.11   “Present Value”

“Present Value” means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

13.2.12   “Required Aggregation Group”

“Required Aggregation Group” means the group of plans consisting of (i) each Qualified Plan of a Controlled Group Member in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Qualified Plan has terminated) and (ii) any other Qualified Plan of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code Sections 401(a)(4) or 410.

13.2.13   “Top-Heavy Plan”

“Top-Heavy Plan” means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

13.2.14   “Top-Heavy Ratio”

“Top-Heavy Ratio” means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or Account balance distributed during the appropriate Determination Period as determined in accordance with Section 13.2.6), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or Account balance distributed during the appropriate Determination Period as determined in accordance with Section 13.2.6) of all Employees with respect to such Qualified Plans as of the Determination Date.  The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12 month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan.  The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416.  Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.  The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).  Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the one-year period ending on the Determination Date will not be taken into account for purposes of this section.

13.2.15   “Top-Heavy Valuation Date”

“Top-Heavy Valuation Date” means the last day of each Plan Year.

13.3      Minimum Allocation.

13.3.1      Calculation of Minimum Allocation.

For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Employer contributions and forfeitures of not less than the lesser of 3% of his or her Includable Compensation for such Plan Year or, if the Controlled Group Members maintain no Defined Benefit Plan which covers a Participant in this Plan, the percentage of Includable Compensation that equals the largest percentage of Employer contributions and forfeitures allocated to a Key Employee expressed as a percentage of the first $160,000 (or such other amount as is determined by the Secretary under Code section 401(a)(17) to be in effect for that year) of Includable Compensation received by such Key Employee in that Plan Year.  The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non Key Employee fails to make mandatory contributions to the Plan, (ii) the non Key Employee’s Compensation is less than a stated amount, or (iii) the non Key Employee fails to complete 3 months of service in the Plan Year.  Matching Contributions shall be taken into account for purposes of satisfying the Minimum Allocation requirements of Code section 416(c)(2) and the Plan.  Matching Contributions that are used to satisfy the Minimum Allocation requirements shall be treated as Matching Contributions for purposes of the actual contribution test of Section 10.7 and applicable provisions of Code section 401(m).

13.3.2      Limitation on Minimum Allocation.

No Minimum Allocation will be provided pursuant to subsection 13.3.1 to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.

13.3.3      Minimum Allocation When Participant is Covered by Another Qualified Plan.

If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of subsection 13.3.1 will not apply to any Participant covered under such other Defined Contribution Plans.  If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top heavy Defined Benefit Plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provisions of subsection 13.3.1 will not apply to any Participant covered under such Defined Benefit Plans.  If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of subsection 13.3.1 with the substitution of “5%” in each place that “3%” occurs therein.

13.4      Modification of Aggregate Benefit Limit.

13.4.1      Modification.

Subject to the provisions of subsection 13.4.2, in any Plan Year in which the Top Heavy Ratio exceeds 60%, the aggregate benefit limit described in Article 10 will be modified by substituting “100%” for “125%” in subsections 10.2.3 and 10.2.4.

13.4.2      Exception.

The modification of the aggregate benefit limit described in subsection 13.4.1 will not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met:  (i) Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group, and the Minimum Allocation requirements of subsection 13.3.1 are met when such requirements are applied with the substitution of “4%” for “3%”; (ii) the Minimum Allocation requirements of subsection 13.3.3 are met when such requirements are applied with the substitution of “7 1/2%” for “5%”; or (iii) Employees who are not Key Employees accrue a benefit for such Plan Year of not less than 3% of their average Includable Compensation for the five consecutive Plan Years in which they had the highest Includable Compensation (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant’s normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

14.         PARTICIPATING EMPLOYERS

14.1      Adoption Procedure.

Notwithstanding anything herein to the contrary, with the consent of the Company, any Controlled Group Member may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer.  The following are the Participating Employers:

  Idaho Power Company
  Ida West Energy Company
  IDACORP Financial Services, Inc.

14.2      Single Plan Status; Maintenance of Assets and Records.

It is intended that the Plan constitute a “single Plan” within the meaning of Treas. Reg. section 1.414(l)-1(b)(1).  Accordingly, the Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Employers, as well as all increments thereon.  However, the assets of the Plan shall be available at all times to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer who contributed such assets.

14.3      Designation of Agent.

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan and with respect to any amendment or termination of the Plan, each Participating Employer shall be deemed to have designated irrevocably Idaho Power Company as its agent.  Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.

14.4      Employee Transfers.

It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him or her accumulated service and eligibility.  No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

14.5      Discontinuance of Participation.

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan, but only with the consent of the Company.  At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Administrator.  The Administrator shall thereafter direct the transfer of all Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any Code section 411(d)(6) protected benefits.  If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of this Plan.  In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.  A discontinuance or revocation of an Employer’s participation in the Plan shall not, by itself, constitute a termination of employment with the Controlled Group for any Employee of such Employer.

14.6      Administrator’s Authority.

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

15.         AMENDMENT OF THE PLAN

15.1      Right of Company to Amend Plan.

The Company reserves the right to amend the Plan in whole or in part at any time and from time to time to the extent it may deem advisable or appropriate, provided that:  (i) no amendment will increase the duties or liabilities of the Trustee without its written consent; (ii) no amendment will cause a reversion of Plan assets to the Employers not otherwise permitted under the Plan; (iii) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his or her Accounts nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service (including Years of Service disregarded pursuant to the reemployment provisions herein) is permitted to elect to continue to have the prior vesting provisions apply, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective and the date on which the Participant is issued written notice of the amendment; and (iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant’s Account balance or eliminating an optional form of distribution as it applies to an existing Account balance, except as may be permitted by Treasury regulations.

15.2      Amendment Procedure.

Any amendment to the Plan will be evidenced in writing and made either by action of the Board, or by the Company acting in accordance with any procedure authorized by the Board.  Upon execution of the instrument of amendment by an officer of the Company, the Plan shall be deemed amended as of the effective date specified in such instrument.  If no effective date is specified, the effective date shall be the date of execution of such instrument.  The effective date may be before, on or after the date of execution and before, on or after the date of any action taken with respect to such amendment.

15.3      Effect on Employers.

Unless an amendment expressly provides otherwise, all Employers will be bound by any amendment to the Plan.

16.         TERMINATION, PARTIAL TERMINATION AND COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

16.1      Continuance of Plan.

The Employers expect to continue the Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company to terminate the Plan or to completely discontinue contributions thereto at any time.  In addition, subject to the remaining provisions of this Article, any Employer at any time may discontinue its participation in the Plan with respect to its Employees.

16.2      Disposition of the Trust Fund.

If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Administrator will instruct the Trustee either (i) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (ii) to distribute the assets remaining in the Trust Fund.  If the Trust Fund is to be distributed, the Administrator will make, after deducting estimated expenses for termination of the Trust Fund and distribution of its assets, the allocations required under the Plan as though the date of completion of the Trust Fund termination were a Valuation Date.  The Trustee will distribute to each Participant the amount credited to his or her Account as of the date of completion of the Trust Fund termination.

16.3      Withdrawal by a Participating Employer.

See Section 13.5 for requirements for withdrawal by a Participating Employer.

16.4      Procedure for Termination.

Any termination of the Plan shall be evidenced in writing and made either by action of the Board, or by the Company acting in accordance with any procedure authorized by the Board.  Upon execution of the instrument of termination by the Company, the Plan shall be deemed terminated as of the effective date specified in such instrument.  If no effective date is specified, the effective date shall be the date of execution of such instrument.  The effective date may be before, on or after the date of execution and before, on or after the date of any action taken by the Board with respect to such termination.

17.         MISCELLANEOUS

17.1      Reversion Prohibited.

17.1.1      General Rule.

Except as specifically provided otherwise herein, it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses) or (ii) to revert to a Controlled Group Member.

17.1.2      Disallowed Deductions.

Each contribution of the Employers under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404.  If all or part of an Employer’s contribution is disallowed as a deduction under Code section 404, such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Employer with respect to which the deduction was disallowed (upon the direction of the Administrator) within one year after the disallowance.

17.1.3      Mistaken Contributions.

If a contribution is made by an Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Employer (upon direction of the Administrator) within one year after the mistaken contribution was made.

17.2      Merger, Consolidation or Transfer of Assets.

There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

17.3      Spendthrift Clause.

The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.  Notwithstanding the foregoing, the

Administrator and Trustee shall honor a QDRO and may distribute amounts from the Plan to an Alternate Payee described in any such order in accordance with the terms of the order and prior to the earliest retirement date specified in section 414(p)(4)(B) of the Code.  The Administrator shall establish procedures to determine the qualified status of domestic relations orders and to administer the provisions of, and distributions under, such orders in accordance with section 414(p) of the Code.

17.4      Rights of Participants.

Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

17.5      Headings.

Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

17.6      Governing Law.

The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Idaho applicable to contracts to be performed entirely within that State.

Executed this    31st    day of   December   , 2009.

                                                                        Idaho Power Company

                                                                        By        /s/Luci McDonald

Luci McDonald

                                                                                    Vice President, Human Resources